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                                                                    EXHIBIT 5.1


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                        [COOLEY GODWARD LLP LETTERHEAD]



September 8, 1997


Dynamic Materials Corporation
551 Aspen Ridge Drive
Lafayette, Colorado  80026

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Dynamic Materials Corporation (the "Registrant") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of: (i) up to 925,000 shares of the Registrant's Common Stock, $.05 par value (the "Common Stock"), pursuant to the Registrant's 1997 Equity Incentive Plan (the "Plan"); (ii) 50,000 shares of Common Stock issued or issuable pursuant to a nonstatutory stock option granted to Paul Lange on September 3, 1993 (the "Lange Option");
(iii) 4,000 shares of Common Stock pursuant to a nonstatutory stock option agreement, dated July 22, 1993, between the Company and Dean K. Allen (the "Allen Option"); and (iv) 1,000 shares of Common Stock pursuant to a nonstatutory stock option agreement, dated June 4, 1993 between the Company and George W. Morgenthaler (the "Morgenthaler Option") (collectively, the "Shares").

In connection with this opinion, we have (i) examined the Registration Statement and the related Prospectuses, and (ii) reviewed the Registrant's Certificate of Incorporation and Bylaws and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We also have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, the Lange Option, the Allen Option, the Morgenthaler Option, the Registration Statement and the related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).




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[COOLEY GODWARD LLP LOGO]


Dynamic Materials Corporation
September 8, 1997
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We consent to the filing of this opinion as an exhibit to the Registration
Statement.

Very truly yours,

Cooley Godward LLP



By: /s/ James H. Carroll
    -----------------------------
    James H. Carroll